Exhibit 5.2

June 18, 2014

Orient Paper, Inc.

 Science Park, Juli Road,

 Xushui County, Baoding City

 Hebei Province, The People’s Republic of China 072550

Ladies and Gentlemen:

We are acting as counsel for Orient Paper, Inc., a Nevada corporation (the “Company”), in connection with the shelf registration statement on Form S-3 of the Company initially filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2014 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, the Company’s: (i) shares of common stock, par value $.001 per share (“Common Stock”), (ii) debt securities (“Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (“Warrants”), and (iv) units comprised of one or more of Common Stock, Debt Securities and Warrants (“Units”), in each case, as described in the prospectus and related prospectus supplement forming a part of the Registration Statement (together, the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering. The Common Stock, Debt Securities, Warrants, and Units are hereinafter referred to, collectively, as the “Securities.”

The Debt Securities will be issued in one or more series pursuant to one or more indentures (each an “Indenture”) to be entered between the Company and a trustee thereto ( the “Trustee”). The form of Indenture is filed as an exhibit to the Registration Statement. The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”). The Units will be issued pursuant to one or more unit purchase agreements (each, a “Unit Agreement”) between the Company and the agent party thereto (the “Unit Agent”). Each Warrant Agreement and Unit Agreement , as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference. The Indenture, Warrant Agreements, and Unit Agreements are hereinafter referred to as the “Opinion Documents.”

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the certificate of incorporation and bylaws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each of the Opinion Documents is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and that each of the Opinion Documents will be governed by and construed in accordance with the law of the State of New York. We also have assumed that the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture, when (i) duly executed and delivered by the Company and (ii) qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. When (i) the Indenture has been duly executed and delivered by the Company, (ii) the Indenture has been qualified under the Trust Indenture Act, (iii) the final terms of the applicable Debt Securities have been duly established and approved by the Company, (iv) the issuance and sale of such Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (v) such Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Each Warrant Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. When (i) the applicable Warrant Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Warrants to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Warrants have been duly authorized by all necessary action (corporate or otherwise) and (iv) certificates representing such Warrants have been duly executed by the Company and duly executed and countersigned by the Warrant Agent in accordance with the terms of such Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Each Unit Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. When (i) the applicable Unit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Units to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Units have been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Units have been duly executed by the Company and duly executed by the Unit Agent in accordance with the terms of such Unit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are limited to matters of the laws of the State of New York, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law. With respect to all matters of Nevada law, we have relied, without independent investigation, on the opinions of Brownstein Hyatt Farber Schreck, LLP, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

By: /s/ DLA Piper LLP (US)